Exhibit r(ii)

CORNERSTONE PROGRESSIVE RETURN FUND
CORNERSTONE STRATEGIC VALUE FUND, INC.
CORNERSTONE TOTAL RETURN FUND, INC.

CODE OF ETHICS
 (Revised 4/17/13)
I.	Introduction.

The purpose of this Code of Ethics is to prevent Access Persons (as defined below) of CORNERSTONE PROGRESSIVE RETURN FUND, CORNERSTONE STRATEGIC VALUE FUND, INC. and CORNERSTONE TOTAL RETURN FUND, INC. (individually the “Fund” and collectively the “Funds”) from engaging in any act, practice or course of business prohibited by paragraph (a) of Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Act”). This Code of Ethics is required by paragraph (b) of the Rule. A copy of the Rule is available from the Funds’ Compliance Officer upon request.

Access Persons of each Fund, in conducting their personal securities transactions, owe a fiduciary duty to the shareholders of each Fund. The fundamental standard to be followed in personal securities transactions is that Access Persons may not take inappropriate advantage of their positions. All personal securities transactions by Access Persons must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Access Person’s interest and the interests of each Fund, or any abuse of an Access Person’s position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of any Fund’s trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of each Fund. While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations and, in this regard, Access Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein.

II.	Definitions.

In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:

1.           “Access Person” means any director, trustee, officer or “advisory person” of a Fund. A list of each Fund’s Access Persons is attached as Appendix 1 to this Code of Ethics and will be updated from time to time.

2.           “Advisory Person” means (a) any employee of a Fund or of any company in a control relationship to the Fund, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

3.           “Beneficial Ownership” has the meaning set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended, a copy of which is available from the Funds’ Compliance Officer upon request. The determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

4.           “Control” has the meaning set forth in Section 2(a)(9) of the Act.

5.           “Independent Director” means a director or trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Act.

6.           “Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

7.           “Purchase or Sale of a Security” includes, among other things, the purchase or sale of an equivalent security, such as the writing of an option to purchase or sell a security.

8.           “Security” has the meaning set forth in Section 2(a)(36) of the Act, and shall include any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit of a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call straddle, option, or privilege on any security (including a certificate of deposit), or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into in a national securities exchange relating to a foreign currency, or shares of exchange-traded funds (ETFs) that are organized as unit investment trusts (UITs) or ETFs organized as open-end investment companies, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, except, however, that it shall not include:

 A.           Direct obligations of the Government of the United States;

 B.           Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

 C.           Shares issued by open-end investment companies.

III.	Prohibitions; Exemptions.

1.	Prohibited Purchases and Sales.

No Access Person may make any investment in an IPO or private placement without prior written approval from the Funds. No Access Person may purchase or sell, directly or indirectly, any security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale:

A.	is being considered for purchase or sale by a Fund; or
B.	is being purchased or sold by a Fund.

2.	Exemptions From Certain Prohibitions.

The prohibited purchase and sale transactions described in paragraph III.1. above do not apply to the following personal securities transactions:

A.        purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

B.         purchases or sales which are non-volitional on the part of either the Access Person or a Fund;

C.         purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase plan option);

D.         purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

E.         any purchase or sale, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion;

F.         purchases or sales of (i) “long-term” debt securities (securities with a remaining maturity of more than 397 days) issued by the US Government or “short-term” debt securities (securities with a remaining maturity of 397 days or less) issued or guaranteed as to principal or interest by the U.S. Government or by a person controlled or supervised by and acting as an instrumentality of the U.S. Government, (ii) bankers’ acceptances and bank certificates of deposit, (iii) commercial paper, and (iv) shares of registered open-end investment companies (each of the foregoing being referred to herein as “Exempt Securities”);

G.         any purchase or sale which the Chairman of a Fund’s Audit Committee, or in the event of such Chairman’s unavailability or if such purchase or sale is to be undertaken by the Chairman of a Fund’s Audit Committee, any other member of a Fund’s Audit Committee, approves on the grounds that its potential harm to that Fund is remote; and

H.         any purchase or sale of a Fund’s shares by an Access Person or any affiliated person of that Fund, directly or indirectly, during any time period that the Board of Directors/Trustees has authorized a Fund to engage in a Share Buyback Program provided that: (i) the Board has determined that any potential harm to that Fund is remote and (ii) proper dissemination of any material non-public information has been made on a timely basis.

3.	Prohibited Recommendations.

Subject to certain exceptions for Exempt Securities, as indicated below, an Access Person may not recommend the purchase or sale of any security to or for a Fund without having disclosed his or her interest, if any, in such security or the issuer thereof, including without limitation:

A.         any direct or indirect beneficial ownership of any security of such issuer, including any security received in a private securities transaction (other than an Exempt Security);

B.         any contemplated purchase or sale by such person of such security (other than an Exempt Security);

C.         any position with such issuer or its affiliates; and

D.         any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

IV.	Reporting.

1.	Quarterly Reporting.

A.        Subject to the provisions of paragraph B below, every Access Person shall either report to each Fund the information described in paragraph C below with respect to transactions in any security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph D below, or by submitting a copy of the quarterly reporting form to be used in complying with this section IV, attached to this Code of Ethics as Appendix 2.

B.        (i)           An Access Person is not required to make a report with respect to any transaction effected for any account over which the Access Person does not have any direct or indirect influence; provided, however, that if the Access Person is relying upon the provisions of this paragraph B(l) to avoid making such a report, the Access Person shall, not later than ten (10) days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.

(ii)          An independent director of a Fund who would be required to make a report pursuant to paragraph A above solely by reason of being a director or trustee of a Fund is required to report a transaction in a security only if the independent director or trustee, at the time of the transaction knew or, in the ordinary course of fulfilling the independent director’s or trustee’s official duties as a director of a Fund, should have known that (a) a Fund has engaged in a transaction in the same security within the last fifteen (15) days or is engaging or going to engage in a transaction in the same security within the next fifteen (15) days, or (b) a Fund has within the last fifteen (15) days considered a transaction in the same security or is considering a transaction in the same security or within the next fifteen (15) days is going to consider a transaction in the same security.

C.        Every report shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

(i)           the date of the transaction, the title and the number of shares and the principal amount of each security involved;

(ii)           the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)          the price at which the transaction was effected;

(iv)          the name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)           a description of any factors potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by a Fund.

D.        If no transactions were conducted by an Access Person during a calendar quarter that are subject to the reporting requirements described above, such Access Person shall, not later than ten (10) days after the end of that calendar quarter, provide a written representation to that effect to that Fund.

2.	Initial and Annual Reporting and Certification.

All Access Persons are required to certify initially and annually thereafter that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Access Persons are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. Copies of the certification forms to be used in complying with this paragraph are attached to this Code of Ethics as Appendix 3 and Appendix 4.  Information reported on the annual reports is required to be no older than 45 days when submitted by Access Persons.

3.	Miscellaneous.

Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.

V.	Confidentiality.

No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Fund) any information regarding securities transactions by a Fund or consideration by a Fund of any such securities transaction.

All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

VI.	Sanctions.

Upon discovering a violation of this Code of Ethics, the Boards of Directors/Trustees of the Funds may impose any sanctions it deems appropriate, including a letter of censure, the suspension or termination of any director or officer of a Fund, or the recommendation to the employer of the violator of the suspension or termination of the employment of the violator.

APPENDIX 1

CORNERSTONE PROGRESSIVE RETURN FUND
CORNERSTONE STRATEGIC VALUE FUND, INC.
CORNERSTONE TOTAL RETURN FUND, INC.

ACCESS PERSONS

*Ralph W. Bradshaw	Chairman of the Board and President
**Edwin Meese III	Director/Trustee
**Scott B. Rogers	Director/Trustee
**Andrew A. Strauss	Director/Trustee
**Glenn W. Wilcox, Sr.	Director/Trustee
*Gary A. Bentz	Chief Compliance Officer,
Secretary and Assistant Treasurer
Frank J. Maresca	Treasurer

*           Messrs. Bradshaw and Bentz report under the Cornerstone Advisors, Inc. Code of Ethics and as such need not report under the Funds’ Code of Ethics.

**         Albeit under the definition of Access Persons, pursuant to Section IV(2) of the Code of Ethics, Independent Directors/Trustees are only required to make quarterly reports upon the occurrence of certain events.

A-1

APPENDIX 2

CORNERSTONE PROGRESSIVE RETURN FUND
CORNERSTONE STRATEGIC VALUE FUND, INC.
CORNERSTONE TOTAL RETURN FUND, INC.

SECURITY TRANSACTION REPORT

For the Calendar Quarter Ended_____________
Instructions

1.          List transactions in securities (other than Exempt Securities) (“Covered Securities”) held in any account in which you may be deemed to have Beneficial Ownership as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

2.          Write “none” if you had no transactions in Covered Securities during the quarter.

3.          You must submit this form within 10 days after the end of the calendar quarter.

4.          If you are Director/Trustee who is not an “interested person” of a Fund and who would otherwise be required to report solely by reason of being a Director/Trustee, then you need only report transactions in Covered Securities when you knew at the time of the transaction or, in the ordinary course of fulfilling your duties as a Director/Trustee, you should have known, that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or was considered for purchase or sale, by the Funds. Please write “none” if you have no transactions in Covered Securities during the quarter that meet the above conditions.

5.          If you submit copies of your monthly brokerage statements to the Fund or its designee, and those monthly brokerage statements disclose the required information with respect to all Covered Securities in which you may be deemed to have Beneficial Ownership, you need not file this form unless you established a new brokerage account during the quarter.

6.          For each account that you established during the previous quarter that held securities for your direct or indirect benefit, state the name of the broker, dealer or bank with whom you established the account, the account number and the date you established the account.

Name of Security1	Date of Transaction	Purchase/ Sale	No. of Shares or Principal Amount	Price	Broker, Dealer or Other Party Through Whom Transaction Was Made

During the previous quarter, I established the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank	Account Number	Date Established

Certifications:	I hereby certify that:

1.	The information provided above is correct.

2.	This report excludes transactions with respect to which I had no director or indirect control.

Date:	Signature:
Name:

1 Including interest rate and maturity, if applicable.

APPENDIX 3

CORNERSTONE PROGRESSIVE RETURN FUND
CORNERSTONE STRATEGIC VALUE FUND, INC.
CORNERSTONE TOTAL RETURN FUND, INC.

ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS

For the Year Ended ______________

Instructions

1.           List each Covered Security held in any account in which you may be deemed to have Beneficial Ownership as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

2.           Write “none” if you did not hold any Covered Securities at year-end.

3.           You must submit this form no later than January 30, _____.

4.           You must complete and sign this form for annual certification whether or not you or your broker sends statements directly to the Fund or its designee.

5.           If you are a Director/Trustee who is not an “interested person” of a Fund and who would otherwise be required to report solely by reason of being a Director, then you need not submit this report.

Name of Security2	No. of Shares or Principal Amount	Registration on Security or Account	Nature of Interest	Broker, Dealer or Bank

Certifications:	I hereby certify that:

1.          The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership at the end of the period.

2.	I have read the Code of Ethics and certify that I am in compliance with them.

3.	This report excludes holdings with respect to which I had no direct or indirect influence or control.

Date:	Signature:
Name:

2 Including interest rate and maturity, if applicable.

APPENDIX 4

CORNERSTONE PROGRESSIVE RETURN FUND
CORNERSTONE STRATEGIC VALUE FUND, INC.
CORNERSTONE TOTAL RETURN FUND, INC.

INITIAL ASSET CERTIFICATION OF ACCESS PERSONS

As of Date ______________

Instructions

1.           List each Covered Security held in any account in which you may be deemed to have Beneficial Ownership as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

2.           Write “none” if you did not hold any Covered Securities.

3.           Submit this form no later than ten (10) days after becoming an Access Person.

4.           You must complete and sign this form for initial certification whether or not you or your broker sends statements directly to the Fund or its designee.

5.           If you are a Director/Trustee who is not an “interested person” of a Fund and who would otherwise be required to report solely by reason of being a Director, then you need not submit this report.

Name of Security3	No. of Shares or Principal Amount	Registration on Security or Account	Nature of Interest	Broker, Dealer or Bank

Certifications:	I hereby certify that:

1.          The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership as of the date noted above.

2.	I have read the Code of Ethics and certify that I will comply with them.

3.	This report excludes holdings with respect to which I had no direct or indirect influence or control.

Date:	Signature:
Name:

3 Including interest rate and maturity, if applicable.